Exhibit 3.61
LRT RECORD SERVICES, INC.
12001 N. Central Expressway, Suite 800
Dallas, Texas 75243
MORTON C. SWICHKOW
(Registered Agent)
FILING FEE: $310.00
EXISTENCE: PERPETUAL
FILED IN THE OFFICE OF
THE
SECRETARY OF STATE
THE                      DAY OF                     , 1991
CHARTER NO.
LEDGER NO.
ARTICLES OF INCORPORATION
Page 1 of 8 Pages

(STAMP)
ARTICLES OF INCORPORATION
OF
LRT RECORD SERVICES, INC..
     I, the undersigned natural person of the age of twenty-one years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation:
ARTICLE I.
     The name of this corporation is LRT RECORD SERVICES, INC..
ARTICLE II.
     The period of its duration is perpetual.
ARTICLE III.
     The purpose or purposes for which the corporation is organized are:
(A)	To purchase, receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways
ARTICLES OF INCORPORATION
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(whether like or unlike any of the foregoing), deal in and with property of every kind and character, real, personal, or mixed, tangible or intangible, wherever situated and however held, including, but not limited to, money, credits, chooses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, firm, or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property (improved or unimproved), and the products and avails thereof, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers, or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.

(B)	To maintain, service, lease, repair, improve, buy, sell, manufacture, refine, develop, lease, trade, take or give on consignment for, invest in, and otherwise to deal generally, either retail, wholesale, or as a manufacturer or as distributor of personal property or goods of every description and related items, and render any other services of any kind or character to effect the manufacture or distribution thereof, or otherwise.
ARTICLES OF INCORPORATION
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(C)	To advertise or hold itself out as being engaged in the service business as regards: title abstract research.

(D)	To engage in any and all lawful business for which corporations may be incorporated under the Business Corporation Act.

(E)	To manufacture, produce, process, refine, develop, exploit, purchase or otherwise acquire, handle, distribute, sell, market and generally deal and trade in and with goods, wares, merchandise, articles of commerce and personal property of every kind, nature and description.

(F)	To erect, own, operate, manage, use or lease, in whole or in part any building or other structure located on real property owned by the corporation, not prohibited by Part 4 of the Texas Miscellaneous Corporation Laws Act.

(G)	To do everything necessary, proper, advisable, or convenient for the accomplishment of the purposes set forth, and to do all other things incident thereto or in connection therewith, which are not forbidden by the Texas Business Corporation Act, or other laws, or by these Articles of Incorporation, subject to Part 4, Texas Miscellaneous Corporation Laws Act.

(H)	To enter into any lawful arrangements for sharing profits and/or losses in any transaction or transactions, and to aid, promote, and organize other corporations.

(I)	To have and to exercise all rights and powers that are now or may hereafter be granted to a corporation by law.
ARTICLES OF INCORPORATION
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(J)	To promote or aid in any manner, financially or otherwise, any person, firm, association, or corporation.

(K)	To carry out the purposes hereinabove set forth in any State, Territory, District or Possession of the United States, or any foreign country, to the extent that such purposes are not forbidden by the laws of such State, Territory, District or Possession of the United States or by such foreign country.
     The foregoing shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this corporation by the laws of the State of Texas.
     The objects, purposes and powers specified herein shall except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these articles. The objects, purposes and powers specified in each of the clauses or paragraphs of these Articles of Incorporation shall be regarded as independent objects, purposes or powers.
     The Corporation may in its By-laws confer powers, not in conflict with law, upon its Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.
ARTICLE IV.
     The aggregate number of shares which the corporation shall have authority to issue is ONE HUNDRED THOUSAND (100,000) shares of common stock without par value.
ARTICLES OF INCORPORATION
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     Shares of common stock when issued shall be fully paid and non-assessable and no shareholder shall have any obligation or liability of any kind to any creditor of the corporation by reason of his ownership of such shares.
ARTICLE V.
     The Board of Directors shall have the power to adopt the initial By-Laws for this Corporation and in addition to the shareholders, shall have the further power to repeal, make and/or amend the By-Laws of this Corporation in such manner and in accordance with such procedure as may be provided in said By-Laws, so long as said action is not in contravention of any Article of Incorporation herein.
ARTICLE VI.
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND ($1,000.00) DOLLARS, consisting of money, labor done or property actually received.
ARTICLE VII.
     The post office address of this corporation’s initial registered office is 12001 NORTH CENTRAL EXPRESSWAY, SUITE 800, DALLAS, TEXAS 75243 and the name of the corporation’s initial registered agent at such address is MORTON C. SWICHKOW.
ARTICLE VIII.
     The number of directors constituting the initial Board of Directors is TWO (2)
ARTICLES OF INCORPORATION
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and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successor is elected and qualified is as follows:
WILLIAM P. FOLEY, II
2100 SOUTH EAST MAIN STREET
SUITE 400
IRVINE, CALIFORNIA 92714
FRANK P. WILLEY
2100 SOUTH EAST MAIN STREET
SUITE 400
IRVINE, CALIFORNIA 92714
ARTICLE IX.
     The name and address of the person who is to serve as the incorporator is: MORTON C. SWICHKOW, 12001 NORTH CENTRAL EXPRESSWAY, SUITE 800, DALLAS, TEXAS 75243.
     IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of FEBRUARY, 1991.

/s/ Morton C. Swichkow
MORTON C. SWICHKOW
ARTICLES OF INCORPORATION
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THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     I, the undersigned, a Notary Public, do hereby certify that on this 4th day of FEBRUARY, 1991, personally appeared before me MORTON C. SWICHKOW who, being by me first duly sworn, declared that HE is the person who signed the foregoing document as an incorporator in my presence, and that the statements therein are true and correct.

/s/ Deborah L. Young
Notary Public, State of Texas

My Commission Expires:
6.22.93

ARTICLES OF INCORPORATION
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